Exhibit 10. (ccc)

AMENDMENT TWO TO

FLEETBOSTON FINANCIAL CORPORATION

EMPLOYEE STOCK PURCHASE PLAN

July 1, 2000 Restatement

WHEREAS, at its meeting on January 20, 2004, the Board of Directors of FleetBoston Financial Corporation (“Corporation”) adopted resolutions to terminate the FleetBoston Financial Corporation Employee Stock Purchase Plan (“Plan”) and to authorize the Director of Compensation and Benefits to effectuate the termination of the Plan, including the authority and discretion to establish a termination date and to adopt any amendments that are necessary or appropriate in connection with such termination.

NOW THEREFORE, this Amendment Two adds a new Section 20 to the Plan effective January 23, 2004, to read in its entirety as follows:

“20. Termination of the Plan

Notwithstanding any provision in the Plan to the contrary, the following provisions shall apply.

a.	No Participant contributions shall be withheld from a Participant’s Pay on a Pay Date or made by any other method after January 30, 2004.

b.	Effective beginning February 4, 2004, a Participant may withdraw all amounts in his Account, without regard to the six-month holding period restriction set forth in Section 8.1.

c.	Unless a Participant timely requests a withdrawal or distribution of the entire balance of his Account before February 21, 2004, in an optional form permitted by Section 8.3, the Agent will distribute to the Participant in a reasonable time thereafter (i) a certificate for all whole Shares allocated to the Participant’s Account and (ii) a check for the market value of any Fractional Share allocated to the Account.

d.	The Plan is terminated effective February 27, 2004.”

IN WITNESS WHEREOF, this Amendment Two to the FleetBoston Financial Corporation Employee Stock Purchase Plan, July 1, 2000 Restatement, has been adopted and executed by a duly authorized officer of the Corporation on this 20th day of January, 2004.

FLEETBOSTON FINANCIAL CORPORATION

By:	/S/ LISA G. BISACCIA
Lisa G. Bisaccia
Director of Compensation and Benefits